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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 16, 2001 (except Note 12, as to which the date is November 9, 2001) with respect to the financial statements of Keystone RV Company for the years ended December 31, 2000 and December 31, 1999 in the Registration Statement of Thor Industries, Inc. (the "Company") on Form S-3 (No. 333-73364) and included in this Amendment No. 1 to the Current Report of the Company on Form 8-K/A dated November 9, 2001, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Fort Wayne, Indiana
December 3, 2001